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                                EXHIBIT NO. 6.4

         FRIENDLY ENERGY CORPORATION 1999 INCENTIVE STOCK OPTION PLAN.


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                           FRIENDLY ENERGY CORPORATION
                        1999 INCENTIVE STOCK OPTION PLAN

1.  DEFINITIONS

         A. Awards. "Awards" shall mean grants of Incentive Stock Options
(ISO) as defined under Section 422A of the Code, made pursuant to the Plan, to purchase a fixed number of shares of Company Common Stock at a fixed Grant Price, after meeting vesting requirements.

         B. Beneficiary. "Beneficiary" shall mean the beneficiary or beneficiaries designated in accordance with Section 7(H) of the Plan to receive the amount, if any, payable under the Plan upon the death of a Participant.

         C.  Board. "Board" shall mean the Board of Directors of the Company.

         D. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         E.  Committee. "Committee" shall mean the Plan Committee of the Board.

         F. Common Stock. "Common Stock" shall mean shares of the Company's common stock.

         G. Company. "Company" shall mean Friendly Energy Corporation, a Nevada Corporation or any successor to the Company by reorganization, recapitalization, merger or otherwise.

         H. Eligible Employee. "Eligible Employee" shall mean any officer or key employee of the Company or a Related Corporation who is an employee at the Grant Date, but shall not include any person who is then serving as a member of the Committee.

         I. Exercise Date. "Exercise Date" shall mean the calendar date on which a Participant exercises Options granted pursuant to the Plan.

         J. Exercise Schedule. "Exercise Schedule" shall mean the duration of time over which an Award is to vest, as determined by the Committee.

         K. Grant Date. "Grant Date" shall mean the calendar date on which the Committee approves the granting of an Option under the Plan.

         L. Grant Price. "Grant Price" shall mean the value of a share of common stock on the Grant Date as determined in Section 6(B).


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         M.  Options. "Options" shall collectively mean Incentive Stock
Options (ISOS) as provided in Section 422A of the Code.

         N. Participant. "Participant" shall mean an Eligible Employee approved by the Committee for participation in the Plan to whom an Award has been made, but which has not been paid, forfeited, or otherwise terminated or satisfied under the Plan.

         O. Plan. "1999 Plan" or "Plan" shall mean the Friendly Energy Corporation 1999 Incentive Stock Option Plan as described herein.

         P. Related Corporation. "Related Corporation" shall mean any corporation in which the Company owns, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in such corporation, including any corporation in which the Company acquires interest after the adoption of the Plan.

2.  PURPOSE

         The purpose of the 1999 Plan is to advance the interests of the Company and its stockholders by offering to those key employees of the Company who will be largely responsible for the long-term growth of Company earnings, the opportunity to increase their equity interests in the Company, thereby achieving a greater commonality of interest between shareholders and key employees, enhancing the Company's ability to retain and attract highly qualified key employees and providing an additional financial incentive to such employees to achieve the Company's long-term business plans and objectives.

3.  ADMINISTRATION

         A. Committee. The Plan shall be administered by the Committee. The Committee shall consist of no less than two directors of the Company who shall be appointed from time to time by the Board.

         B. Authority. The Committee shall have full and final authority with respect to the Plan to (i) interpret all provisions of the Plan consistent with law; (ii) designate the key employees to receive Awards of Options; (iii) determine the frequency of Awards; (iv) determine the number and type of Options to be awarded to each Eligible Employee; (v) specify the number of shares subject to each Option; (vi) prescribe the form and terms of any instruments evidencing any Options granted under the Plan; (vii) determine the timing of Option exercise; (viii) make special awards when appropriate; (ix) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (x) make all other determinations necessary or advisable for the administration of the Plan.

         The Board or the Committee may, with the consent of the person or persons entitled to exercise any outstanding Option, amend such Option consistent with the provisions of the Plan.


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         Any decision made or action taken by the Company or by the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of the Company, the Board or the Committee, as the case may be, and shall be conclusive and binding upon all persons.

         C. Indemnification. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, so long as such Committee member acted in good faith, received no improper benefit, believed his/her conduct was in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe his/her conduct was unlawful. Indemnification may take the form of paying attorneys' fees and expenses as they accrue and advancing attorneys' fees and expenses to the affected Committee member.

4.  ELIGIBILITY

         Participation in the Plan shall be determined by the Committee and shall be limited to Eligible Employees of the Company and its Related Corporations.

5.  STOCK SUBJECT TO THE PLAN

         Subject to adjustments as provided in Section 7(A) hereof, the aggregate number of shares of Common Stock, no par value per share, of the Company to be delivered under the Plan shall not exceed 10 percent of the issued shares. Such shares may be authorized but unissued shares or treasury shares.

         The Committee will maintain records showing the cumulative total of all shares subject to Options outstanding.

         If an Option granted hereunder shall expire or terminate for any reason without having been fully exercised, then the shares subject thereto shall again be available for the purposes of the Plan.


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6.  STOCK OPTION AWARDS

         A. Allocation of Option Share Awards. The Committee may, in its sole discretion and subject to the provisions of the Plan, grant to Eligible Employees at such times as it deems appropriate following adoption of the Plan by the Board, subject to approval of the Plan by the Company stockholders, Options to purchase shares of Common stock of the Company.

         Awards under the Plan may be granted in the form of Options, as defined in Section l(M) of the Plan, in such amounts, subject to the limitations specified in this Section, as the Committee, in its sole discretion, may from time to time determine.

         B. Grant Price. The Grant Price at which each Option granted under the Plan may be exercised shall not, as to any particular Option, be, less than one hundred percent (100%) of the fair market value of a share of the Company's Common Stock on the Grant Date. In the case of a Participant who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Company or of the Company's parent or any Related Corporation at the time an ISO is granted to such Participant, the Grant Price of any ISO shall not be less than 110% of the Fair Market Value of a share of the Company's Common Stock on the Grant Date.

         If the Company's Common Stock is listed on a national securities exchange (including NASDAQ) at the Grant Dates, the Fair Market Value per share of Common Stock shall be the average of the immediately preceding 30 days' highest and lowest bid price of a share on such exchange on such date. The Committee, in any event, has the discretion to use any method of valuation it chooses, providing it makes a good faith determination of the Fair Market Value using any reasonable method of valuation.

         C. Option Term. An Option granted under the Plan shall terminate, and the right of the Participant (or the Participant's estate, personal representative, or beneficiary) to purchase shares upon exercise of the Option shall expire, on the date determined by the Committee at the time the Option is granted. Notwithstanding the preceding sentence, in the event the employment of a Participant terminates for any reason, including death or retirement (the "terminating event"), to the extent of the Participant's right to exercise Option Awards as determined by subsection (D), below, the Participant or his estate, personal representative or beneficiary may exercise any rights the Participant would otherwise have had as of such date for a period of three (3) months following such event. Any Option Awards not exercised within three (3) months from the date of the terminating event shall be forfeited. Termination of employment shall be as defined in Section 7(J) hereof.

         Notwithstanding the foregoing, if an optionee's employment is terminated for cause, all right to exercise his options or rights shall terminate upon the date of his termination of employment. For this purpose, termination for cause shall be determined by the Committee in its sole discretion and means, but is in no way limited to, a


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termination of employment by reasons of the optionee's commission of a felony, fraud, or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Company.

         No Option shall be exercisable more than ten (10) years after the date on which it is granted. In the case of a Participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company's stock at the time an ISO is granted to such Participant, no ISO shall be exercisable more than five (5) years after the date on which it is granted.

         An Option granted under the Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of the Plan, it can no longer be exercised for shares originally subject to the Option.

         D. Exercise Schedule. A Participant's Option Award shall be vested according to a schedule set by the Committee, in its sole discretion. Said vesting schedule shall be set forth in the Option Agreement granting the option to the eligible employee.

         E. Exercise of Options. Subject to Section 7(E), herein, Options may be exercised from time to time by giving written notice in a form acceptable to the Company stating the number of Shares with respect to which an Option is being exercised and the time during normal business hours for delivery of the Shares with respect to which and Option was exercised. At the specified time, the Company shall deliver a certificate for such Shares to the Participant provided that it has received payment of the full purchase price for such
Shares: (a) by certified or bank cashier's check, (b) by delivery of Shares with a fair market value equal to the total option price at the time of exercise, or (c) by a combination of the preceding two methods. Any Shares delivered in payment of an option price shall be valued as of the Exercise Date. Such valuation shall be made at Fair Market Value as determined pursuant to Section 6(B), hereof.

         An Option Award may be exercised by the Participant at the following times:

                  1. While he or she is, and has been continuously since the date of the grant of the Option Award, an Eligible Employee of the Company or a Related Corporation since the Grant Date of the Option Award, or

                  2. Within (3) months after the date of termination of employment by death or retirement, or otherwise, as provided in section 6(C) above.

         No person, estate or other entity shall have any of the rights of a stockholder with reference to shares subject to an Option until a certificate for the shares has been delivered.

         An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could then be exercised. Such a partial exercise


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of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan for the remaining shares subject to the Option.

         F. Limitations on Exercise. In the case of Options which are designated as ISOS, the fair market value, determined at the time of grant, of ISOs which can be exercisable for the first time by a Participant shall be limited to $100,000 per calendar year as defined in Section 422A of the Code.

7.  OTHER PROVISIONS

         A. Adjustment of Shares. In the event that the outstanding shares are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee may at its option make an appropriate and equitable adjustment in the number and kind of shares subject to outstanding Options, or portions thereof then unexercised, the number of shares subject to the Plan to the end that after such event the shares subject to the Plan and the Participant's right to a proportionate interest in the Company shall be maintained as before the occurrence of such event.

         Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the total price resulting from rounding-off Share quantities or prices) and with any necessary corresponding adjustment in option price per Share. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons. Any adjustment of an ISO under this paragraph shall be made in such manner so as not to constitute a "modification" within the meaning of Section 425(h)(3) of the Code.

         The Committee, in its sole discretion, may at any time make or provide for such adjustments to the Plan or any Option granted thereunder as it shall deem appropriate to prevent the reduction or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like in which the Company is not the sole surviving successor to the assets or business of the Company immediately prior thereto. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee may make such adjustments as it deems equitable in respect of outstanding Options. Any such determination of the Committee shall be conclusive.

         In the event of a change in Company Common Stock which is limited to a change in the designation thereof, or to a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.


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         B. Change in Control: For purposes of the Plan, the term "Change in
Control" of the Company shall mean and shall be deemed to have occurred if after the date hereof (i) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, (ii) there is a consolidation or combination of the Company with, or a merger of the Company into or with, any other company and the inside stockholders are not beneficial owners (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of a company that directly or indirectly owns the Company representing more than 50% of the combined voting power of such controlling company, or (iii) there is an acquisition of the Company or of all or substantially all of the assets of the Company by another person, company or entity.

         C. Exercisability: Upon Change in Control. In the event the Company experiences a Change of Control in ownership, all Options shall become immediately exercisable up to the maximum amount allowed by Sections 6(E) and 6(F) under the Plan. In the event that a Participant is entitled to exercise ISOs in excess of the exercisable limitation allowed by Sections 6(E) and 6(F), the excess ISOs that are not exercisable shall become Non-Qualified Stock Options, and are then immediately exercisable.

         D. Non-Transferability. No Option granted to a Participant under this Plan shall be transferable other than by will or the laws of descent and distribution and during the lifetime of the Participant shall be exercisable only by such Participant. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any option other than as permitted in the preceding sentence, shall give no right to the purported transferee.

         E. Compliance with Law and Approval of Regulatory Bodies. No Option shall be exercisable and no shares will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with withholding tax requirements, securities laws, rules or regulations and with the rules of all domestic stock exchanges and interdealer quotation systems on which the Company's Common Stock may be listed. Any share certificate issued to evidence shares for which an Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable and no shares will be delivered until the Company has obtained consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters as the Committee may deem advisable, or has received an opinion from counsel acceptable to the Committee that such consent or approval is not required.

         In the case of the exercise of an Option by a Beneficiary, person or estate acquiring the right to exercise the Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Option and may require consents

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and releases of taxing authorities that the Company may deem advisable, or has received an opinion from counsel acceptable to the Committee that such consent or approval is not required.

         F. No Right to Continued Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or a Related Corporation, or shall in any way affect the right and power of the Company or a Related Corporation to terminate the employment of any Participant at any time with or without assigning a reason therefore, to the same extent as the Company might have done if the Plan had not been adopted.

         G. Assignability. Except as provided in paragraph (H) of this Section, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted alienation shall be void and no such attempted alienation shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or Beneficiary. If any Participant or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under or interest in the Plan, then the Committee in its discretion may hold or apply such benefit or interests on any part thereof to or for the benefit of such Participant or his Beneficiary, his spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper.

         H. Designation of Beneficiary. Each Participant who shall be granted an Award under the Plan may designate a Beneficiary or Beneficiaries and may change such designation at any time by filing a written designation of Beneficiaries with the Committee on a form to be prescribed by it. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of the date prior to such receipt.

         If no such designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation, in the Committee's sole discretion, conflicts with the law, the Participant's estate shall be deemed to have been designated his Beneficiary and shall exercise the Award, if any, under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such an amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

         I. Amendment and Termination. The Committee may at any time suspend, amend or terminate the Plan. Except for adjustments made in accordance with Section

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7(A), the Committee may not, without the consent of the holder of the Option, alter or impair any Option previously granted under the Plan. No Option may be granted during any suspension of the Plan or after such termination.

         In addition to Board approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to Participants; (ii) increase the number of shares deliverable under the Plan (other than in accordance with the provisions of Section 7(A)); or (iii) modify the requirements for eligibility, then such amendment shall be approved by the holders of a majority of the Company's outstanding capital stock represented and entitled to vote at a meeting held for the purpose of approving such amendment.

         J. Termination of Employment. Termination of employment shall occur on the last day of performance of services by the Participant. A leave of absence approved in writing by the Committee shall not be termination of employment for purposes of this Plan, but Option Awards may not be exercised during any such leave of absence.

8.  EFFECTIVE DATE AND TERM OF THE PLAN

         A. Effective Date of the Plan. This Plan was adopted by the Board on July ____, 1999. It shall be effective on such date, subject to approval by shareholders holding a majority of the Company's outstanding shares entitled to vote thereon. Options may be granted prior to approval of the Plan by stockholders, but no Option may be exercised until after the Plan has been approved by stockholders.

         B. Term of the Plan. Unless previously terminated by the Board, this Plan shall terminate at the close of business on July 26, 2009, and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted.

9.       MISCELLANEOUS PROVISIONS

         A. Withholding Taxes. The Company shall have the right to require a payment from a Participant to cover applicable withholding taxes. If permitted by the Committee, a Participant may make a written election to have shares of Common Stock withheld from the shares otherwise to be received. The number of shares so withheld shall have an aggregate fair market value, as determined by the Committee, sufficient to satisfy the applicable withholding taxes.

         B. Nevada Law to Govern. The Plan and all agreements entered into under the Plan shall be interpreted pursuant to the laws of the State of Nevada.

         C. Other Plans. Nothing herein contained shall be construed as limiting the establishment or continued operation of other incentive compensation plans by the Company or a Related Corporation, or as in any way limiting the authority of the Board, or as in any way limiting or restricting the amounts of payments thereunder, or as in any way limiting the authority of the Board to authorize or make such payments as they may

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determine for any period, or as limiting the authority of the Board in respect of the payment of salaries, wages or special compensation not measured by the earnings of the Company or Related Corporations.

         D. Obligations. The Committee, the Board, and the Company or Related Corporations shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and the liabilities of the Company or Related Corporations to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligation as are created by the Plan, and no such obligation of the Company or Related Corporations shall be deemed to be secured by any pledge or other encumbrance on any property of the Company or Related Corporations.

         E. Change in Conditions of the Code. In the event of relevant changes in the Code, regulations and rulings or other factors affecting the continued appropriateness of Awards under the Plan, the Committee may, in its sole discretion, accelerate or change the form or terms of payment or distribution of all Awards.

         F. Purchase of Common Stock. The Company and Related Corporations may, but shall not be required to, purchase from time to time shares of Common Stock of the Company in such amounts as they may determine for purposes of the Plan. The Company and Related Corporations shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock of the Company purchased pursuant to this paragraph.

         G. Employee's Agreement. If, at the time of the grant of an Award or the distribution of any shares of the Common Stock of the Company hereunder, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant receiving such shares agree that he will take the shares for investment and not with any present intention to resell the same; that he will dispose of such shares only in compliance with such laws and regulations, or that he will take or refrain from taking any action. The Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

         H. Use of Certain Terms. The terms "parent" and "subsidiary" shall have the meanings ascribed to them in Section 425 of the Code and unless the context otherwise requires, the other terms defined in Section 421, 422A and 425, inclusive, of the Code and regulations and revenue rulings applicable thereto, shall have the meanings attributed to them therein.

         I. Other Provisions. The agreements authorized under this Plan may contain such other provisions as the Committee shall deem advisable.

         J. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered to the Company, addressed to:

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Friendly Energy Corporation, 4275 Executive Square, Suite 250, La Jolla, CA
92037 or at such other address as the Company, by notice to the Participant, may designate in writing from time to time, and to the Participant, at the Participant's address as shown on the records of the Company, or at such other address as the Participant, by notice to the Secretary, may designate in writing from time to time.

























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                           FRIENDLY ENERGY CORPORATION
                   1999 INCENTIVE STOCK OPTION PLAN AGREEMENT

         This is a Stock Option Plan Agreement (the "Option Agreement") made pursuant to the 1999 Incentive Stock Option Plan (the "1999 Plan" or "Plan") of (the "Company"). The parties to this Option Agreement are the Company and (the "Employee" or "Option Holder") who is an employee of the Company, or of a Related Corporation, as defined in the Plan.

         The Parties Agree As Follows:

         1. Number of Shares and Purchase Price. Effective _______________ (the "Grant Date"), the Company grants an Incentive Stock Option ("ISO") to the Employee giving the right to purchase the number of shares of common stock at the price set forth below (an "Option").

         The employee has the right to purchase _______________shares of common stock at a price of _____________ $ per share. These option shares are ISO'S.

         2. Vesting of ISO'S. The Option subject to this Option Agreement shall vest according to the vesting schedule set forth below:

                   -
                   -
                   -

         3. Exercise of Options. The Option subject to this Option Agreement which is vested and exercisable (the "Vested Option") may only be exercised under certain conditions:

                  (a) The Option Holder has the right to exercise all or a part of the shares contained in each grant of shares which has vested under Section 2 of this Agreement and under the Plan.

                  (b) The Option Holder may only exercise the Vested Option within the first ten (10) years after the date of their grant. An Option Holder who is granted an ISO and who owns more than ten percent (10%) of the total combined voting power of the Company or its parent or subsidiary corporation at the time the Option is granted may only exercise the Vested Options which is an ISO within the first five (5) years after the date of such grant.

                  (c) To exercise the Vested Option, the Option Holder must notify the Company in writing, at its principal place of business. The Company will deliver the shares as soon as possible. However, if any law or regulation requires the Company to take any action(s) before issuing the shares, the date of

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           delivery of the shares may then be postponed as long as reasonably necessary to take such action.

                  (d) The purchase price must be paid (i) in cash or by certified or bank cashier's check in United States dollars; or (ii) by delivery to the Company of shares of Company Common Stock with a fair market value equal to the option price at the time of exercise; or (iii) by any combination of the foregoing. The purchase price must be paid by the Option Holder to the Company at the time of delivery by the Company of the Option shares.

                  (e) The Vested Option may be exercised by the Option Holder:

                           (1) while he or she is, and has continually been
                   since the date of the grant of the Option, an employee of the Company or a Related Corporation, or

                           (2) within three (3) months after the date of
                  termination of such employment, or

                           (3) by the estate of the Option Holder, within three
                  (3) months after the Option Holder's death.

                  (f) The Vested Option may not be exercised unless at the time of exercise the common stock to be issued qualifies for exemption from, or is registered pursuant to, applicable federal and state securities laws. In the event there is not then on file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, an effective registration statement, including a prospectus relating to the shares subject to the ISO, the Employee will execute and deliver to the Company prior to receipt by him of any such shares under this Plan, an investment letter in form and substance satisfactory to the Company, and any other documents or representations as may be reasonably requested by the Company in its sole discretion.

         4. Non-Transferability of Option. This Option is not transferable, and is not subject to attachment, execution, or other similar process.

         5. Exercise of Option. The Option Holder must designate which Vested Option he or she is exercising in a writing to the Company. If the Option Holder fails to so designate, earlier granted Options will be deemed first exercised.

         6. Holding Period for ISO. To qualify for ISO treatment under Section 422A of the Internal Revenue Code of 1986, the Option Holder must not dispose of shares acquired under the ISO within two (2) years of the date of granting the ISO nor within one (1) year of the transfer of such shares to him.

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

         7. 1999 Incentive Stock Option Plan. These Options are granted pursuant to the 1999 Incentive Stock Option Plan of the Company, which Plan is attached hereto and incorporated by reference herein. The Option Agreement is subject to all terms, conditions and provisions of the Plan.

         8. Termination. The Plan Committee may at any time suspend, amend or terminate the Plan, but may not alter or impair any Option previously granted under the Plan without the consent of the Option Holder.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date set forth next to their signatures.

FRIENDLY ENERGY CORPORATION




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By: L. Craig Morton, President                       Date


OPTION HOLDER




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Name of Option Holder




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Address of Option Holder




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City         State      Zip



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